UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2010

NATIONWIDE HEALTH PROPERTIES, INC.
 (Exact name of registrant as specified in its charter)

Maryland	1-9028	95-3997619
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

610 Newport Center Drive, Suite 1150 Newport Beach, California	92660
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 718-4400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
(e) Compensatory Arrangements of Certain Officers
On February 8, 2010, the Board of Directors of Nationwide Health Properties, Inc. (the “Company”) adopted an Incentive Compensation Repayment Policy, commonly referred to as a “claw back” policy. Under the claw back policy, if the Board of Directors or an appropriate committee of the Board of Directors determines that an executive officer or other employee identified by the Board of Directors engaged in an act of embezzlement, fraud, breach of fiduciary duty or misconduct during the employee’s employment that, in the determination of the Board of Directors or such committee, contributed to an obligation to restate Company’s financial statements, the Board of Directors or such committee, in its discretion, will take the action it deems necessary or appropriate to address the events that gave rise to the embezzlement, fraud, breach of fiduciary duty or misconduct and to prevent its recurrence. Such action may include, to the extent permitted by applicable law, requiring partial or full reimbursement of any bonus paid to the employee. The Board of Directors has given its Compensation Committee (the “Compensation Committee”) and/or its Audit Committee the authority to make determinations under this policy.
The remedies that may be sought by Board of Directors or committee are subject to a number of conditions, including, that: (i) the bonus to be recouped was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement, (ii) the employee in question engaged in conduct that caused or partially caused the need for the restatement, and (iii) a lower payment would have been made to the employee based upon the restated financial results. Following a restatement of the Company’s financial statements, the Company will recover any compensation received by the Chief Executive Officer and Chief Financial Officer that is required to be recovered by Section 304 of the Sarbanes-Oxley Act of 2002 or any other applicable law or regulation. In addition, the claw back policy will terminate upon a “Change in Control Event” as defined in the Company’s 2005 Performance Incentive Plan. In order for the claw back policy to be enforceable, each employee identified by the Board of Directors will enter into a consent agreement with the Company thereby agreeing to the terms of the claw back policy. The foregoing summary of the claw back policy does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Incentive Compensation Repayment Policy attached hereto as Exhibit 10.1, which is incorporated herein by reference.
On February 9, 2010, the Compensation Committee approved bonus compensation for service during 2009 for the executive officers of the Company. The Compensation Committee approved discretionary bonuses to Douglas M. Pasquale, Abdo H. Khoury and Donald D. Bradley (each, a “Named Officer”), as follows: Douglas M. Pasquale ($1,153,750); Abdo H. Khoury ($500,000); and Donald D. Bradley ($425,000). The Compensation Committee also approved awards of stock options to the Named Officers under and pursuant to the terms of the Company’s 2005 Performance Incentive Plan, as follows: Mr. Pasquale (114,200 options); Mr. Khoury (37,600 options); and Mr. Bradley (36,700 options). The stock options vest one-third per year over three years, and have a ten-year term. Following a termination due to death, disability or retirement, the stock options accelerate and remain exercisable until their normal expiration dates. For each stock option granted, a dividend equivalent right was also granted which provides that in the event that the Company pays an ordinary cash dividend on its common stock prior to the third anniversary of the option grant date, the Named Officer will receive a corresponding cash payment based on the number of options for which dividend rights have been issued. Pursuant to their terms, the dividend equivalents accelerate and are paid immediately in a lump sum in connection with certain qualifying terminations or in the event of a change in control in which the underlying stock options are not assumed or substituted for. The foregoing summary of the stock option and dividend equivalent rights terms does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Form of Stock Option Agreement attached hereto as Exhibit 10.2, which is incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit No.	Description

10.1	Incentive Compensation Repayment Policy

10.2	Form of Stock Option Agreement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONWIDE HEALTH PROPERTIES, INC.
Date: February 12, 2010	By:	/s/ Abdo H. Khoury
		Name:	Abdo H. Khoury
		Title:	Executive Vice President and Chief Financial & Portfolio Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Incentive Compensation Repayment Policy

10.2	Form of Stock Option Agreement